EXHIBIT 99.01

CYTATION CORPORATION CHANGES NAME TO DEER VALLEY CORPORATION AND STRENGTHENS BOARD WITH THE ELECTION OF THREE EXTERNAL DIRECTORS

July  25,  2006

Cytation Corporation, ("Cytation" or the "Company") (OTCBB: CYON), announced today that it has changed its name to Deer Valley Corporation ("Deer Valley"). At a special meeting of shareholders yesterday the Company elected three new outside directors, amending the Company's Certificate of Incorporation increasing the Company's authorized common and preferred stock, changed the name of the Company to Deer Valley Corporation, changed the domicile of the Company to Florida and is in the process of changing the Company's ticker symbol.

ABOUT  DEER  VALLEY  HOMEBUILDERS,  INC.

Deer Valley Homebuilders, Inc. ("DVHB") is a wholly owned subsidiary of Deer Valley and is a manufactured home builder headquartered in Guin, Alabama dedicated to offering the highest quality of homes that are delivered with a sense of warmth, friendliness, and personal pride. The management of the Company has over 125 years of combined industry experience from various backgrounds including general management, production, sales, customer service, and finance. Additional information can be found at http://www.deervalleyhb.com.

The corporate offices of Deer Valley are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634. Questions may be addressed to Charles G. Masters, President, at (813) 885-5998.

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the manufactured home industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley's and DVHB's results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as "forecast", "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. Such forward-looking statements speak only as of the date of this release, and Deer Valley and DVHB undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact Information:
Deer Valley Corporation, Tampa, Florida
Charles G. Masters (813) 885-5998

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